UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

508-222-0614
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the

Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the

Exchange Act (17 CFR 240.13e-4( c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 29, 2016, the Company held its 2016 annual meeting of shareholders (the “Meeting”) at the offices of counsel to the Company, Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Set forth below are the matters voted upon at the meeting and voting results:

The final tabulation of votes from the 2016 annual meeting is as follows:

Total shares eligible to vote: 13,197,919

Total shares represented at the meeting: 10,630,907 (80.6%)

1.	Election of Directors:

	Votes For	Votes For(%)	Votes Withheld	Non Votes
Grant C. Bennett	6,156,007	99.98	1,373	4,473,527
Francis J. Hughes, Jr.	6,155,844	99.98	1,536	4,473,527
Daniel C. Snow	6,155,644	99.97	1,736	4,473,527
Thomas M. Culligan	6,155,244	99.97	2,136	4,473,527

2.	Advisor vote on the compensation of named executive officers:

For	Against	Abstained
10,075,881 (94.8%)	545,319 (5.1%)	9,707 (0.1%)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: May 4, 2016	/s/ Ralph M. Norwood Ralph M. Norwood Chief Financial Officer